Exhibit 23.2

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-33267) of DIMON Incorporated of our report dated August 18, 2000 relating to the financial statements and financial statement schedules, appearing in this Annual Report on Form 10-K for the year ended June 30, 2000.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Atlanta, Georgia
August 18, 2000

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